UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)       November 7, 2008

SUN-TIMES MEDIA GROUP, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)
1-4164	95-3518892
(Commission File Number)	(I.R.S. Employer Identification No.)
350 North Orleans, 10-S Chicago, Illinios	60654
(Address of principal executive offices)	(Zip Code)

(312) 321-2299
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On October 31, 2008, the Chairman of the Board of Directors of Sun-Times Media Group, Inc. (the “Company”) received a letter (the “DK Letter”) from Davidson Kempner Capital Management LLC (“DK”), on behalf of itself and certain of its affiliates that own shares of the Company’s Class A Common Stock. In the letter, a copy of which was filed by DK in an amendment to its Schedule 13D filed on October 31, 2008, DK described its views with respect to the “unparalleled operating challenges” facing the Company and proposed changes in the Company’s leadership both at the CEO and Board level. DK urged the Company’s Board of Directors to act at its next scheduled meeting in November to reduce the Board’s size to five members and reconstitute itself in its entirety, with the exception of Robert Poile, an existing independent director who would remain on the Board. DK named four persons to serve as the new directors.

On November 7, 2008, the Chairman of the Board of the Company sent a reply to DK, a copy of which is attached as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits
             (d)

Exhibit No.	Exhibit
99.1	Letter dated November 7, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUN-TIMES MEDIA GROUP, INC. (Registrant)
Date: November 7, 2008	By:	/s/ James D. McDonough
Name: James D. McDonough Title: Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit
99.1	Letter dated November 7, 2008